James D. Cullen, P.A.
                         Legal Professional Association

James D. Cullen, Jr.       2150 Goodlette Road, Suite 200          Business Law
Admitted in Florida            Naples, Florida 34102               Corporations
  and Missouri                                                      Securities


                            Telephone: 941-434-8405
                            Facsimile: 941-643-6670
                            Email: JCullen@coconet.com

                                    10 October 1996

Dennis B. Schroeder
LottoWorld, Inc.
2150 Goodlette Road
Suite 200
Naples, FL 34102

RE: LottoWorld, Inc. ("LWI") Form S-3 Registration Statement

Dear Mr. Schroeder:

         As counsel for LWI I have reviewed the Registration Statement on Form S-3 (the "Registration Statement") dated as of the date of this opinion and to be filed by LWl with the Securities and Exchange Commission with respect to 2,772,073 shares of the $.001 par value LWI common stock. As General Counsel, I have examined such documents, corporate records and instruments as I have deemed necessary or appropriate for the purposes of this opinion.

         Based on the foregoing, I am of the opinion that these shares of LWI common stock will be validly issued, fully paid and non-assessable.

         I hereby consent to the filing of this opinion with the Securities and Exchange Commission as an Exhibit to the Registration Statement.




                                            Very truly yours,


                                           /s/ James D. Cullen, Esq.
                                           ---------------------------
                                           James D. Cullen, Esq.